CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated September 20, 2002, in Pre-Effective Amendment Number 2 to the Registration Statement (Form N-2 No. 333-97283 and 811-21168) of Neuberger Berman Intermediate Municipal Fund Inc.


                                                              ERNST & YOUNG LLP

Boston, Massachusetts
September 20, 2002